Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA ☐ ASIA PACIFIC ☐ EUROPE

June 21, 2021

Essential Properties Realty Trust, Inc.

Essential Properties, L.P.

902 Carnegie Center Blvd., Suite 520

Princeton, New Jersey 08540

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), and Essential Properties, L.P., a Delaware limited partnership and the principal operating subsidiary of the Company (the “Operating Partnership”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”);

(ii) shares of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”);

(iii) debt securities of the Company (“Company Debt Securities”);

(iv) shares of Preferred Stock represented by depositary shares (“Depositary Shares”);

(v) warrants to purchase Common Stock or Preferred Stock (“Warrants”);

(vi) rights to purchase Common Stock, Preferred Stock, Company Debt Securities, Depositary Shares, Warrants, Units (as defined below), Operating Partnership Debt Securities (as defined below) and Guarantees (as defined below) (“Rights”);

(vii) Units consisting of two or more of Common Stock, Preferred Stock, Company Debt Securities, Depositary Shares, Warrants, Rights, Operating Partnership Debt Securities or Guarantees (“Units”);

(viii) debt securities of the Operating Partnership (“Operating Partnership Debt Securities”); and

(ix) guarantees by the Company of Operating Partnership Debt Securities (the “Guarantees”).

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Essential Properties, L.P.

June 21, 2021

The Common Stock, the Preferred Stock, the Company Debt Securities, the Depositary Shares, the Warrants, the Rights, the Units, the Operating Partnership Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1)    the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) to be entered into between the Company and a depositary agent (the “Depositary Agent”);

(2)    the Company Debt Securities will be issued under an indenture (the “Company Indenture”) to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and one or more supplements thereto or officer’s certificates thereunder;

(3)    the Operating Partnership Debt Securities will be issued under an indenture (the “Operating Partnership Indenture”) to be entered into by and among the Operating Partnership, the Company and the Trustee, as trustee, and one or more supplements thereto or officer’s certificates thereunder;

(4)    the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);

(5)    the Rights will be issued under a rights agreement (the “Rights Agreement”) to be entered into between the Company and a rights agent (the “Rights Agent”); and

(6)    the Units will be issued under a unit agreement (the “Unit Agreement”) to be entered into between the Company and a unit agent (the “Unit Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement. The Company Indenture, the Operating Partnership Indenture, any supplemental indentures, any officer’s certificates, any Deposit Agreement, any Warrant Agreement, any Rights Agreement, any Unit Agreement and any certificates evidencing any of the Securities are hereinafter called, collectively, the “Transaction Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, the exhibits thereto, the Certificate of Limited Partnership of the Operating Partnership (the “Certificate of Limited Partnership”) and the Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”). We have also relied upon the resolutions adopted by the board of directors of the Company (the “Board”) on behalf of the Company and in the Company’s capacity as the sole member of Essential Properties OP G.P., LLC, a Delaware limited liability company (the “General Partner”), on behalf of the General Partner, acting in its own capacity

Essential Properties Realty Trust, Inc.

Essential Properties, L.P.

June 21, 2021

and in its capacity as the sole general partner of the Operating Partnership relating to the Registration Statement. We have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Operating Partnership and others, including the Articles of Amendment and Restatement of the Company, as amended to the date hereof (the “Charter”), and the Amended and Restated Bylaws of the Company (the “Bylaws”), and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us. The Charter, the Bylaws, the Certificate of Limited Partnership and the Partnership Agreement are collectively referred to herein as the “Governing Documents”. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Operating Partnership.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.    With respect to an offering of Depositary Shares covered by the Registration Statement, the Depositary Shares will entitle the holders thereof to the rights specified in such Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares (the “Underlying Preferred Stock”) shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Deposit Agreement relating to such issue of Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary Agent named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, creation, issuance, sale and delivery of such Depositary Shares and the Underlying Preferred Stock; (v) certificates representing the Underlying Preferred Stock shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor or, if any shares of such Underlying Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor; (vi) depositary receipts evidencing the Depositary Shares shall have been duly executed and delivered by the Depositary Agent in the manner set forth in the Deposit Agreement, and shall have been duly delivered in accordance with the applicable

Essential Properties Realty Trust, Inc.

Essential Properties, L.P.

June 21, 2021

definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

2.    With respect to an offering of Warrants covered by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock or Preferred Stock, as the case may be, issuable upon exercise of such Warrants (the “Warrant Securities”) shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, creation, issuance and sale of such Warrants and the applicable Warrant Securities; (v) if the Warrant Securities are shares of Common Stock, the Board or a duly authorized committee thereof shall have taken all necessary action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, issuance, sale and delivery of such Common Stock at a purchase price per share in an amount not less than the par value thereof upon exercise of the Warrants; (vi) if the Warrant Securities are shares of any series of Preferred Stock, the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, creation, issuance, sale and delivery of such Preferred Stock at a purchase price per share in an amount not less than the par value thereof upon exercise of the Warrants; and (vii) certificates representing such Warrants shall have been duly executed and delivered by duly authorized officers of the Company, countersigned (if applicable) by such Warrant Agent in accordance with the Warrant Agreement and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

3.    With respect to an offering of Rights covered by the Registration Statement, such Rights will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of the Rights and the Common Stock, Preferred Stock, Depositary Shares, Warrants, Company Debt Securities, Operating Partnership Debt Securities (and any related Guarantees) or Units, as the case may be (in each case, the “Rights Securities”), issuable upon exercise of such Rights shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a

Essential Properties Realty Trust, Inc.

Essential Properties, L.P.

June 21, 2021

Rights Agreement relating to such issue of Rights shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Rights Agent named in the Rights Agreement; (iv) the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, creation, issuance and sale of such Rights and the applicable Rights Securities; (v) if such Rights relate to the issuance and sale of shares of Common Stock, the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, issuance, sale and delivery of such Common Stock at a purchase price per share in an amount not less than the par value thereof upon exercise of the Rights; (vi) if such Rights relate to shares of any series of Preferred Stock, the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, creation, issuance, sale and delivery of such Preferred Stock at a purchase price per share in an amount not less than the par value thereof upon exercise of the Rights; (vii) if such Rights relate to Company Debt Securities or Operating Partnership Debt Securities (and any related Guarantee), the actions described in paragraph 5 or 6, as applicable, shall have been taken; (viii) if such Rights relate to the issuance and sale of Depositary Shares, the actions described in paragraph 1 shall have been taken; (ix) if such Rights relate to the issuance and sale of Warrants, the actions described in paragraph 2 shall have been taken; (x) if such Rights relate to the issuance and sale of Units, the actions described in paragraph 4 shall have been taken; and (xi) certificates representing such Rights shall have been duly executed, countersigned and registered in accordance with the Rights Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Rights Agreement against payment of the agreed consideration therefor.

4.    With respect to an offering of Units covered by the Registration Statement, such Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of the Units and the Common Stock, Preferred Stock, Depositary Shares, Warrants, Company Debt Securities, Operating Partnership Debt Securities (and any related Guarantees) or

Essential Properties Realty Trust, Inc.

Essential Properties, L.P.

June 21, 2021

Rights, as the case may be (in each case, the “Units Securities”), included as a component of such Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Unit Agreement relating to such issue of Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Unit Agent named in the Unit Agreement (iv) the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, creation, issuance and sale of such Units and the applicable Units Securities; (v) if such Units relate to the issuance and sale of shares of Common Stock, the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, issuance, sale and delivery of such Common Stock at a purchase price per share in an amount not less than the par value thereof; (vi) if such Units relate to the issuance and sale of shares of any series of Preferred Stock, the Board or a duly authorized committee thereof shall have taken all necessary corporate action in accordance with the Charter and Bylaws and the Company shall have taken all necessary action under applicable laws in connection with the authorization, creation, issuance, sale and delivery of such Preferred Stock at a purchase price per share in an amount not less than the par value thereof; (vii) if such Units relate to the issuance and sale of Depositary Shares, the actions described in paragraph 1 shall have been taken; (viii) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 2 shall have been taken; (ix) if such Units relate to the issuance and sale of Company Debt Securities or Operating Partnership Debt Securities (and related Guarantees), the actions described in paragraph 5 or 6, as applicable, shall have been taken; (x) if such Units relate to the issuance and sale of Rights, the actions described in paragraph 3 shall have been taken; and (xi) certificates representing such Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

5.    With respect to an offering of Company Debt Securities of any series covered by the Registration Statement, the Company Debt Securities will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Company Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Company Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee; (iv) all necessary corporate action shall have been taken by the Company in accordance with the Charter and Bylaws to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Company Debt Securities as contemplated by

Essential Properties Realty Trust, Inc.

Essential Properties, L.P.

June 21, 2021

the Registration Statement, the prospectus supplement relating to such Company Debt Securities and the Company Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officer’s certificate establishing the form and terms of such series of Company Debt Securities as contemplated by the Company Indenture; (v) a supplemental indenture or officer’s certificate establishing the form and terms of such series of Company Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by a duly authorized officer of the Company (in the case of such an officer’s certificate), in each case in accordance with the provisions of the Charter, the Bylaws, resolutions of the Board or a duly authorized committee thereof and the Company Indenture; and (vi) the certificates evidencing the Company Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, resolutions of the Board or a duly authorized committee thereof, the Company Indenture and the supplemental indenture or officer’s certificate, as the case may be, establishing the form and terms of the Company Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

6.    With respect to an offering of Operating Partnership Debt Securities of any series and a related Guarantee, each covered by the Registration Statement, the Operating Partnership Debt Securities of such series and the related Guarantee will constitute valid and binding obligations of the Operating Partnership and the Company, respectively when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Operating Partnership Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Operating Partnership Debt Securities and the Guarantee shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Operating Partnership Indenture shall have been duly authorized, executed and delivered by the Operating Partnership, the Company and the Trustee; (iv) all necessary partnership action shall have been taken by the Operating Partnership in accordance with the Certificate of Limited Partnership and the Partnership Agreement and all necessary corporate action shall have been taken by the Company in accordance with the Charter and Bylaws to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Operating Partnership Debt Securities and the Guarantee, as applicable, as contemplated by the Registration Statement, the prospectus supplement relating to such Operating Partnership Debt Securities and the Guarantee and the Operating Partnership Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officer’s certificate establishing the form and terms of such series of Operating Partnership Debt Securities as contemplated by the Operating Partnership Indenture; (v) a supplemental indenture or officer’s certificate establishing the form and terms of such series of Operating Partnership Debt Securities shall have been duly executed and delivered by the

Essential Properties Realty Trust, Inc.

Essential Properties, L.P.

June 21, 2021

Operating Partnership and the Trustee (in the case of such a supplemental indenture) or by a duly authorized officer of the Operating Partnership (in the case of such an officer’s certificate), in each case in accordance with the provisions of the Partnership Agreement, resolutions of the general partner of the Operating Partnership and the Operating Partnership Indenture; and (vi) the certificates evidencing the Operating Partnership Debt Securities of such series shall have been duly executed and delivered by the Operating Partnership, authenticated by the Trustee and issued, all in accordance with the Partnership Agreement, resolutions of the general partner of the Operating Partnership, the Operating Partnership Indenture and the supplemental indenture or officer’s certificate, as the case may be, establishing the form and terms of the Operating Partnership Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company, for itself or as the sole member of the sole general partner of the Operating Partnership, of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities (including, without limitation, any Underlying Preferred Stock, Warrant Securities, Rights Securities or Units Securities) will not (A) contravene or violate the applicable Governing Documents, resolutions adopted by the Board or a duly authorized committee thereof with respect to the Company or the Operating Partnership, as applicable, the laws of the State of Maryland or the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), as applicable, or any other law, rule or regulation applicable to the Company or the Operating Partnership, (B) result in a default under or breach of, or create a lien under, any agreement or

Essential Properties Realty Trust, Inc.

Essential Properties, L.P.

June 21, 2021

instrument binding upon the Company or the Operating Partnership, as applicable, or any order, judgment or decree of any court or governmental authority applicable to the Company or the Operating Partnership, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company or the Operating Partnership, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv) the Governing Documents, as currently in effect, will not have been modified or amended and will be in full force and effect;

(v) the form, terms, execution, delivery and performance of the applicable Transaction Documents and the issuance, sale, exercise (if applicable) and delivery of the Securities (including, without limitation, any Underlying Preferred Stock, Warrant Securities, Rights Securities or Units Securities and any issuance, sale or delivery upon exercise thereof of Warrants or Rights, as applicable) shall have been duly authorized and approved by the Board or a duly authorized committee thereof or by duly authorized officers of the Company, for itself or as the sole member of the sole general partner of the Operating Partnership, acting pursuant to authority delegated to such officers by the Board or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, the applicable Governing Documents, any applicable resolutions of the Board or any duly authorized committee thereof with respect to the Company or the Operating Partnership, as applicable, the applicable Transaction Documents, the laws of the State of Maryland, the DRULPA, as applicable, and any other applicable laws, rules or regulations;

(vi) the terms of such Securities will be accurately reflected in the applicable Transaction Documents and any other instruments, agreements and certificates governing, evidencing or establishing the forms and terms of such Securities, and the issuance, sale and delivery of such Securities (including, without limitation, any Underlying Preferred Stock, Warrant Securities, Rights Securities or Units Securities and any issuance, sale or delivery thereof upon exercise of Warrants or Rights) will not be subject to any preemptive or other similar rights; and

(vii) the Company will have a number of authorized and unissued shares of Common Stock and Preferred Stock sufficient to provide for the issuance of all shares of Common Stock and Preferred Stock (including, without limitation, Underlying Preferred Stock) issued pursuant to the transactions contemplated above and issuable upon exercise of any Warrants or Rights.

We have further assumed that the Transaction Documents (other than any certificate evidencing shares of Common Stock or Preferred Stock) will be governed by and construed in accordance with the laws of the State of New York.

Essential Properties Realty Trust, Inc.

Essential Properties, L.P.

June 21, 2021

With respect to each Transaction Document and other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company or the Operating Partnership and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the DRULPA and the laws of the State of New York (excluding the securities laws, the blue sky laws, the real estate syndication laws or the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Various issues pertaining to Maryland law, including the validity of the Common Stock and Preferred Stock and the due authorization of the Securities by the Company, are addressed in the opinion of Venable LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP